Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ECMOHO Limited of our report dated June 28, 2019 relating to the consolidated financial statements, which appears in ECMOHO Limited’s Amendment No.3 to the Registration Statement on Form F-1 (No. 333-233951).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

January 23, 2020